SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549

                      AMENDMENT No. 2

                             FORM 8-K/A

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934

         Date of Report (Date of earliest event report)
                      August 28, 1998

                 EXCEL INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

    Indiana                1-8684              35-1551685
(State of        (Commission File Number)    (I.R.S. Employer
Incorporation)                               Identification No.)


1120 North Main Street                            46514
   Elkhart, Indiana                             (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (219)264-2131

                           N/A
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

The registrant, Excel Industries, Inc. an Indiana corporation (Excel), has purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a German limited liability company (Excel GmbH), a number of shares of Schade GmbH, and a 56.67% participation in the fixed capital Schade GmbH & Co. KG, a German limited partnership (Schade KG) of which Schade GmbH is the sole general partner. Excel also agreed that Excel GmbH will make a contribution to the capital of Schade KG, which contribution will increase Excel's participation in Schade KG to 70%. The transaction was consummated on August 28, 1998 (the Closing).

Schade and its affiliated companies are engaged in the manufacture and distribution of ornament and roof moldings, door frames, plastic automobile body components (wind deflectors, air intakes and ventilation covers), plastic automobile inside fittings or equipment (center consoles, roof covers and panels as well as sliding roof covers) and glass modules for the automotive industry.

The aggregate purchase price for the interests in Schade GmbH and Schade KG was DM 17,036,400 or approximately U.S. $9,688,600 based upon exchange rates reported by Telerate at 4 p.m. on August 28, 1998. The amount of Excel's agreed upon contribution to the capital of Schade KG is DM 27,340,000, or approximately U.S. $15,548,258. Funds for the purchase price for the interests and a portion of the contribution will come from Excel's cash on hand. The remaining portion of the funds for the contribution will come from an advance of up to U.S. $10,000,000 under Excel's Amended and Restated Credit Agreement dated as of April 29, 1996, between Excel, the banks named in such Credit Agreement, Society National Bank, as agent, and Harris Trust and Savings Bank, as co-agent.

Item 7.  Financial Statements and Exhibits

7(a) and (b) The consolidated financial statements of Schade and the pro-forma financial information required by Items 7 (a) and (b) were previously filed.

7(c)  The following exhibits are furnished as required by Item
7(c):

Exhibit
Number                      Description

2.1*   Master Agreement dated March 13, 1998, by and between
       Excel Industries, Inc., Hella KG Hueck & Co., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

2.2*   Share and Partnership Interest Sales and Purchase
       Agreement dated March 13, 1998, among Excel Industries,
       Inc., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

4.1* Shareholders' Agreement dated March 13, 1998 by and between Excel Industries, Inc. and Hella KG Hueck & Co.

23     Consent of Independent Accountants

* Previously filed

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EXCEL INDUSTRIES, INC.

Date: December  11, 1998
                           By:s/Joseph A. Robinson
                                Joseph A. Robinson, Secretary,
                                Treasurer, and Chief Financial
                                Officer

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Excel Industries, Inc. on Form S-8 (File No. 33-14508) effective June 11, 1987, Form S-8 (File No. 33-53543)
effective May 9, 1994 and Form S-8 (File No. 333-26909) effective June 19, 1997 of our report dated August 13, 1998, on our audit of the consolidated financial statements of Schade GmbH & Co. KG as of June 30, 1998 and for the fiscal year then ended which report is included in this Form 8-K/A.




WRT Revision und Treuhand GmbH                   August 13, 1998
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft


s/ (Dr. Thomas Weckerle)
Certified Public Accountant